FIRST SUPPLEMENTAL INDENTURE

             Dated as of September 30, 1995

                         between

          ROLLINS ENVIRONMENTAL SERVICES, INC.

                     (the "Company")

                           and

        FIRST FIDELITY BANK, NATIONAL ASSOCIATION

                     (the "Trustee")

         Supplementing and amending that certain

                        Indenture

           Between the Company and the Trustee

               Dated as of March 31, 1995

                       Relating to

              $13,839,000 Principal Amount

                           of

       7.75% Senior Unsecured Debentures Due 2005

 This First Supplemental Indenture dated as of September 30, 1995 (the "First Supplemental Indenture") between ROLLINS ENVIRONMENTAL SERVICES, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal executive offices at 2200 Concord Pike, One Rollins Plaza, Wilmington, Delaware 19803, and FIRST
FIDELITY BANK, NATIONAL ASSOCIATION, a national banking association, as Trustee (herein called the "Trustee"), supplements and amends that certain Indenture between the Company and the Trustee dated as of March 31, 1995 (the "Indenture") relating to $13,839,000 Principal Amount of the Company's 7.75% Senior Unsecured Debentures Due 2005.

 WHEREAS, Westinghouse Electric Corporation, as the holder of 100% in principal amount of the Securities, has consented to this First Supplemental Indenture in accordance with Section 8.2 of the Indenture; and

 WHEREAS, the execution and delivery of this First Supplemental Indenture have been and are in all respects duly and validly authorized by a resolution duly adopted by the Company;

 NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

 That the parties hereto, intending to be legally bound hereby and in consideration of the mutual covenants herein contained, DO HEREBY AGREE as follows:

                        ARTICLE I

                CONFIRMATION OF INDENTURE

Section 1.1. Confirmation of Indenture. Except as supplemented and amended hereby, the Indenture is hereby confirmed and reaffirmed in all particulars. The Indenture shall be read, taken and construed as one and the same instrument, notwithstanding the date and time of execution and delivery of each instrument. Terms not otherwise defined herein shall have the meaning ascribed to them in the Indenture. Anything in the Indenture to the contrary notwithstanding, all provisions contained in this First Supplemental Indenture shall take precedence over the provisions of the Indenture to the extent of any conflict between the two.

                                         ARTICLE II

                                     NEGATIVE COVENANTS

Section 2.1. Maintenance of Fixed Charges Coverage Ratio. Section 10.1 of the Indenture is hereby amended and restated to read as follows:

       "Section 10.1 Maintenance of Fixed Charges Coverage Ratio.

         The Company will maintain the following Fixed Charges Coverage Ratio:

              Period Ending                      Ratio

              September 30, 1996                 0.8 : 1.0
              December 31, 1996                  1.25 : 1.0
              March 31, 1997 and thereafter      1.50 : 1.0"

       IN WITNESS WHEREOF, FIRST FIDELITY BANK, NATIONAL ASSOCIATION and ROLLINS ENVIRONMENTAL SERVICES, INC. have caused this First Supplemental Indenture to be duly executed by its authorized officers as of the day and year first above written.

                                          FIRST FIDELITY BANK,
                                             NATIONAL ASSOCIATION



                                          By:
                                                 Title:

                                          ROLLINS ENVIRONMENTAL
                                             SERVICES, INC.



                                          By:
                                                 Title:

       Westinghouse Electric Corporation, as the holder of 100% of the Securities, hereby approves and consents to the foregoing First Supplemental Indenture.

                                          WESTINGHOUSE ELECTRIC
                                          CORPORATION



                                          By:
                                                 Title: